Calculation of Filing Fee Tables
S-3
Mama's Creations, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Preferred Stock, par value $0.00001 per share	Other				0.0001381	$ 0.00
Fees to be Paid	3	Other	Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	4	Debt	Debt Securities	Other				0.0001381	$ 0.00
Fees to be Paid	5	Other	Units	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), the number of securities of each class of securities registered hereunder is not specified. The registrant is registering hereunder an indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase shares of common stock, warrants to purchase any of the other securities offered hereby, debt securities, and units comprised of any of the securities offered hereby of the registrant as may from time to time be issued at indeterminate prices. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of common stock as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of share splits, share capitalizations, or similar transactions. (b) The registrant is relying on Rules 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[2]	(a) See Note (1)(a). (b) See Note (1)(b).

[3]	(a) See Note (1)(a). (b) See Note (1)(b).

[4]	(a) See Note (1)(a). (b) See Note (1)(b).

[5]	(a) See Note (1)(a). (b) See Note (1)(b).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date